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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following registration statements of The Allstate Corporation of our report dated February 22, 2006 relating to the financial statements of The Allstate Corporation and management's report on the effectiveness of internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in The Allstate Corporation's method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004 and method for accounting for stock-based compensation, embedded derivatives in modified coinsurance agreements, and variable interest entities in 2003), appearing in or incorporated by reference in this Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 2005.

Registration Statements

Forms S-3 Registration Nos.	Forms S-8 Registration Nos.
333-34583 333-108253	33-77928 33-93762 33-99132 33-99136 33-99138 333-04919 333-16129 333-40283 333-40285 333-40289 333-49022 333-60916 333-73202 333-100405 333-100406 333-105632 333-120343 333-120344
/s/ Deloitte & Touche LLP Chicago, Illinois February 22, 2006

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Registration Statements